Exhibit 10.16a

NATIONAL FINANCIAL PARTNERS CORP.

2002 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

This Notice is to certify that the Participant named below has been granted the number of Restricted Stock Units set forth below under the terms and conditions set forth in this Notice. This Notice is subject to and incorporates by reference the terms and conditions of the Restricted Stock Unit Agreement (the “Agreement”), a copy of which is enclosed. Please refer to the Agreement and the National Financial Partners Amended and Restated 2002 Stock Incentive Plan document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. You must sign the Agreement in order for this Notice and grant to be effective. Please sign and date the Agreement on the last page and return it promptly in the enclosed envelope.

Award Number:

Name of Participant:

Number of Restricted Stock Units:

Grant Date:

Vesting Commencement Date:

Vesting Schedule:

Additional Terms:	See the Restricted Stock Unit Agreement.